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                                                                     EXHIBIT 21

                              Polymer Group, Inc.
              Subsidiaries of Polymer Group, Inc., as of 3/20/00

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                                                                 Jurisdiction of
Subsidiary                                                        Incorporation
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
PGI Polymer, Inc................................................ Delaware
PGI Europe, Inc................................................. Delaware
Chicopee, Inc................................................... Delaware
Chicopee Holdings B.V........................................... The Netherlands
PGI Nonwovens BV................................................ The Netherlands
FiberTech Group, Inc............................................ Delaware
PGI Nonwovens GmbH.............................................. Germany
Technetics Group, Inc........................................... Delaware
Fibergol Corporation............................................ Delaware
Bonlam S.A. de C.V.............................................. Mexico
Bonlam Holdings BV.............................................. The Netherlands
Bonlam Andina Ltd............................................... Colombia
Fabrene Group, Inc.............................................. Canada
Fabrene Inc..................................................... Canada
Fabrene Corp.................................................... Delaware
Fabrene L.L.C................................................... Delaware
PNA Corp........................................................ North Carolina
FNA Polymer Corp................................................ North Carolina
FNA Acquisition, Inc............................................ Delaware
DT Acquisition Inc.............................................. Canada
Loretex Corporation............................................. New York
Dominion Textile (USA) Inc...................................... Delaware
Dominion Textile Mauritius...................................... Mauritius
Nordlys S.A..................................................... France
Nordlys UK Ltd.................................................. United Kingdom
Geca Tapes B.V.................................................. The Netherlands
Albuma S.A...................................................... France
DomTex Industries Inc........................................... New York
Poly-Bond Inc................................................... Delaware
3427790 Canada Limited.......................................... Canada
FabPro Oriented Polymers, Inc................................... Delaware
PemTech Builders................................................ Canada
PGI Nonwovens (Mauritius)....................................... Mauritius
Vateks Tekstil Sanayi ve Ticaret A.S............................ Turkey
Nanhai Nanxin Non-Woven Co. Ltd. ............................... China
PGI Nonwovens A.B............................................... Sweden
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